UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011 (July 20, 2011)

BLUE WOLF MONGOLIA HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-35234	66-0762833
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

Two Sound View Drive
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (203) 622-4903

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On July 20, 2011, Blue Wolf Mongolia Holdings Corp. (the “Company”) consummated its initial public offering (“IPO”) of 8,050,000 Units (“Units”), each Unit consisting of one ordinary share, no par value per share (“Ordinary Share”), and a Warrant (“Warrants”) to purchase one Ordinary Share, pursuant to the registration statement on Form S-1 (File No. 333-173419). In connection with the closing of the IPO, the underwriters for the offering exercised their option, in full, to purchase up to an additional 1,050,000 Units from the Company. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $80,500,000.

Prior to the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 4,166,667 warrants to Blue Wolf MHC Ltd., the Company’s sponsor, generating gross proceeds of $3,125,000.

The Placement Warrants are substantially similar to the Warrants, except that if held by the original holder or their permitted assigns, they (i) may be exercised for cash or on a cashless basis, (ii) are not subject to being called for redemption and (iii) subject to certain limited exceptions, will be subject to transfer restrictions until 30 days following the consummation of the Company’s initial business transaction.  If the Placement Warrants are held by holders other than the Sponsor or permitted transferees of the Sponsor, the Placement Warrants will be redeemable by us and exercisable by the holders on the same basis as the warrants included in the units sold in the IPO.

A total of $80,237,500 of the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of July 20, 2011 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.   A copy of the press release issued by the Company announcing the closing of the IPO and the exercise of the underwriters’ over-allotment option in full is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Audited Balance Sheet.
99.2	Press Release, dated July 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2011	BLUE WOLF MONGOLIA HOLDINGS CORP.

	By:	/s/ Nicholas Edwards
Name: Nicholas Edwards
Title: President and Chief Financial Officer